Registration No. 333-_____

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
 THE SECURITIES ACT OF 1933

IDENIX PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	45-0478605 (I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA (Address of Principal Executive Offices)	02139 (Zip Code)

2005 Stock Incentive Plan, as amended
 (Full Title of the Plan)

Jean-Pierre Sommadossi
 President and Chief Executive Officer
 Idenix Pharmaceuticals, Inc.
 60 Hampshire Street
 Cambridge, MA 02139
 (Name and Address of Agent For Service)
 617-995-9800
 (Telephone Number, Including Area Code, of Agent For Service)
______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

______________________________

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.001 par value per share	3,000,000 shares	$4.06 (2)	$12,180,000 (2)	$868.43

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on June 3, 2010.

TABLE OF CONTENTS

STATEMENT OF INCORPORATION BY REFERENCE
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS

Ex-5.1 Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
Ex-23.2 Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm
Ex-99.1 Idenix Pharmaceuticals, Inc. 2005 Stock Incentive Plan, as amended

STATEMENT OF INCORPORATION BY REFERENCE

     This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 shares of the registrant’s common stock, $0.001 par value per share, to be issued under the registrant’s 2005 Stock Incentive Plan, as amended.

     This registration statement incorporates by reference the contents of the registration statements on Form S-8 previously filed by the registrant with the Securities and Exchange Commission on October 7, 2005 (File No. 333-128882)  and on June 8, 2007 (File No. 333-143620) relating to 2,300,000 and 3,700,000 shares of common stock, respectively, to be offered and sold under the registrant’s 2005 Stock Incentive Plan, as amended.

     Item 5.   Interests of Named Experts and Counsel.

     Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

     Item 8.   Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 4th  day of June, 2010.

IDENIX PHARMACEUTICALS, INC.
By:	/s/ Jean Pierre Sommadossi
Jean-Pierre Sommadossi, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Idenix Pharmaceuticals, Inc., hereby severally constitute and appoint Jean-Pierre Sommadossi, John F. Weidenbruch and Jonathan P. Olsson and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Idenix Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Pierre Sommadossi Jean-Pierre Sommadossi, Ph.D.	President and Chief Executive Officer and Director (Principal executive officer)	June 4, 2010

/s/ Ronald C. Renaud Ronald C. Renaud	Chief Financial Officer (Principal financial and accounting officer)	June 3, 2010

/s/ Charles W. Cramb Charles W. Cramb	Director	June 3, 2010

/s/ Wayne T. Hockmeyer Wayne T. Hockmeyer, Ph.D.	Director	June 3, 2010

/s/ Thomas Hodgson Thomas R. Hodgson	Director	June 3, 2010

/s/ Tamar D. Howson Tamar D. Howson	Director	June 3, 2010

/s/ Robert E. Pelzer Robert E. Pelzer	Director	June 1, 2010

/s/ Denise Pollard-Knight Denise Pollard-Knight, Ph.D.	Director	June 3, 2010

/s/ Steven Projan Steven Projan, Ph.D.	Director	June 3, 2010

/s/ Anthony Rosenberg Anthony Rosenberg	Director	June 3, 2010

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2(2)	Certificate of Amendment of Restated Certificate of Incorporation

4.2(3)	Certificate of Amendment of Restated Certificate of Incorporation

4.2(4)	Certificate of Amendment of Restated Certificate of Incorporation

4.3(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	Idenix Pharmaceuticals, Inc. 2005 Stock Incentive Plan, as amended

(1)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-111157) and incorporated herein by reference.

(2)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 000-49839) and incorporated herein by reference.

(3)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 (File No. 000-49839) and incorporated herein by reference.

(4)
Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007 (File No. 000-49839) and incorporated herein by reference.